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                                                                     EXHIBIT 8.1

                              SUBSIDIARIES OF HAVAS


Subsidiary of Havas                                       Jurisdiction
-------------------                                       ------------
                                                          of Formation
                                                          ------------

HAVAS ADVERTISING INTERNATIONAL S.A.                      FRANCE

MEDIA PLANNING GROUP S.A.                                 SPAIN

EURO RSCG WORLDWIDE, INC.                                 U.S.

EWDB NORTH AMERICA, INC.                                  U.S.

SNYDER COMMUNICATIONS, INC.                               U.S.